================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             KAISER VENTURES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              KAISER VENTURES INC.

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 23, 1997



TO THE STOCKHOLDERS OF KAISER VENTURES INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Kaiser Ventures Inc. will be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California, on Monday, June 23, 1997, beginning at 9:00 a.m., local time, for the following purposes:

1. To elect nine directors to serve for the ensuing year and until their successors are elected.

2. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business as of April 25, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

     Accompanying this Annual Meeting Notice are a Proxy Statement and Form of Proxy.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Terry L. Cook
                              Terry L. Cook
                              Secretary

Ontario, California
May 6, 1997



     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                             KAISER VENTURES INC.
                 3633 East Inland Empire Boulevard, Suite 850
                              Ontario, CA  91764
                                (909) 483-8500


                                PROXY STATEMENT


                INFORMATION CONCERNING SOLICITATION AND VOTING



     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Kaiser Ventures Inc. (the "Company" or "Kaiser") from the holders of common stock of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders to be held on June 23, 1997, beginning at 9:00 a.m., local time, and all adjournments thereof. The Annual Meeting will be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California. This Proxy Statement is first being sent or given to stockholders on or about May 6, 1997.

     Any stockholder giving a proxy will have the right to revoke it by written notice to the Company, or by filing with the Company another proxy bearing a later date, at any time before it is voted at the meeting. A stockholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Company. All shares represented by valid, unrevoked proxies will be voted at the meeting, and any adjournment thereof.

     The Inspector of Election will treat abstentions and "broker non-votes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the plurality of votes required to elect a director, broker non-votes will be counted as votes FOR director nominees named herein.


SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     On April 25, 1997, the Company had outstanding 10,405,629 shares of common stock, $.03 par value. In addition, 136,919 shares are deemed outstanding for financial reporting purposes, but have not yet been distributed to the Class 4A unsecured creditors of the Kaiser Steel Corporation ("KSC") bankruptcy estate. Each outstanding share (other than shares not yet distributed to Class 4A unsecured creditors) is entitled to one vote on each matter properly brought before the meeting.

     The following table sets forth, as of April 25, 1997, unless otherwise noted, the number of shares of the Company's common stock the Company believes to be owned by (i) each person known by the Company to own of record or beneficially five percent (5%) or more of such stock; (ii) each director; and
(iii) all officers and directors as a group. The table does not include the 136,919 shares reserved but not yet distributed to the Class 4A unsecured creditors of KSC, since such shares are not yet deemed outstanding or eligible to vote for purposes of the Annual Meeting.

                                                               NUMBER OF      PERCENT OF
                                                             COMMON SHARES    ISSUED AND
NAME AND ADDRESS OF                                          BENEFICIALLY    OUTSTANDING
BENEFICIAL OWNER                                              OWNED/(1)/     SHARES/(2)/
----------------------------------------------------------------------------------------
New Kaiser Voluntary Employees                                   3,462,937          33.2%
Beneficiary Association Trust/(3)/
(VEBA)
988 Sierra Avenue, Suite E
Fontana, CA  92335

Pension Benefit Guaranty Corporation/(5)/                        2,100,966          20.1%
(PBGC)
2020 K Street, N.W.
Washington, DC  20006

Dimensional Fund Advisors, Inc./(4)/                               600,700           5.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Societe Generale Asset Management Corp./(6)/                       564,000           5.4%
1221 Avenue of the Americas
New York, NY 10020

Richard E. Stoddard, Chairman                                      368,784           3.5%

Gerald A. Fawcett, President and Chief Operating                   129,902           1.2%
 Officer

James F. Verhey, Sr. Vice President and CFO                         56,696            *

Terry L. Cook, Sr. Vice President and General Counsel               53,446            *

Lee R. Redmond III, Sr. Vice President - Real Estate                36,946            *

Pamela M. Catlett, Vice President - Corporate Relations             25,730            *

Ronald E. Bitonti, Director/(3)/                                    12,848            *

Todd G. Cole, Director                                              16,002            *

Reynold C. MacDonald, Director                                      16,000            *

William J. Morgan, Director/(5)/                                     8,000            *

Charles E. Packard, Director                                        11,000            *

Thomas S. Rabone, Director/(3)/                                     11,284            *

Lyle B. Stevenson, Director/(3)/                                    12,100            *

Marshall F. Wallach, Director                                       16,100            *

All officers and directors as a group                              774,838           7.4%
      (14 persons)/(1)//(3)/:
------------------------------
 *  Indicates ownership of less than one percent.

(1) The table above contains options exercisable within 60 days of April 25, 1997 in the following amounts: Richard E. Stoddard - 224,000 shares; Gerald A. Fawcett - 76,249 shares; James F. Verhey - 45,416 shares; Terry
     L. Cook - 45,416 shares; Lee R. Redmond - 30,416 shares; Pamela Catlett - 23,475 shares; Ronald E. Bitonti - 11,000 shares; Todd G. Cole - 12,668 shares; Reynold C. MacDonald - 4,500 shares; William J. Morgan - 8,000 shares; Charles E. Packard - 11,000 shares; Thomas S. Rabone - 11,000 shares; Lyle B. Stevenson - 11,000 shares; Marshall F. Wallach - 11,000 shares; all officers and directors as a group (14 persons) - 525,140 shares.

(2) Does not include 136,919 shares deemed outstanding for financial reporting purposes, but not yet distributed to the Class 4A unsecured creditors of the KSC bankruptcy estate.

(3) Messrs. Bitonti, Rabone, and Stevenson are administrative committee members of the VEBA. The shares held by all officers and directors as a group exclude shares held by the VEBA.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 600,700 shares of Kaiser Ventures Inc. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) William J. Morgan is the president, a director and a major shareholder of Pacholder Associates, Inc., a registered investment advisor. Pacholder Associates, Inc. has a contract with the Pension Benefit Guaranty Corporation ("PBGC") pursuant to which it has full and complete investment discretion with respect to the 2,100,966 shares of the Company's stock owned by the PBGC, including the power to vote such shares. Such shares are excluded from the ownership of Mr. Morgan. Similarly, the shares held by Mr. Morgan are excluded from the number of shares owned by the PBGC.

(6) Societe Generale Asset Management Corp ("Societe"), a registered investment advisor, is deemed to have beneficial ownership of 564,000 shares of Kaiser Ventures Inc. stock as of December 31, 1996, 98% of which shares are held in portfolios of SoGen International Fund, Inc. The other 2% are held in the portfolios of other investment vehicles for which Societe serves as investment manager.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS


NOMINEES


     A Board of nine directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' nine nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

     The nine nominees receiving the greatest numbers of votes at the meeting will be elected to the nine director positions.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.
                                                    ---

  The nominees of the Board of Directors are as follows:


         NAME                           AGE         POSITION WITH THE COMPANY
-----------------------                 ---        ---------------------------
Richard E. Stoddard                      46        Chief Executive Officer and
                                                   Chairman of the Board
Ronald E. Bitonti                        64        Director
Todd G. Cole                             76        Director
Reynold C. MacDonald                     78        Director
William J. Morgan                        42        Director
Charles E. Packard                       53        Director
Thomas S. Rabone                         66        Director
Lyle B. Stevenson                        69        Director
Marshall F. Wallach                      54        Director

     RICHARD E. STODDARD was appointed Chief Executive Officer of the Company in June, 1988 and continued in such position until January, 1994. He was re-appointed Chief Executive Officer in January, 1996. Mr. Stoddard has served as Chairman of the Board of the Company since November, 1988. Prior to joining the Company in 1988, he was an attorney in private practice in Denver, Colorado.
Mr. Stoddard was an ex-officio member of the board from November, 1988 until his election as a Director in November, 1991. Mr. Stoddard also serves on the Board of Directors of Penske Motorsports, Inc. ("PMI"). The Company currently owns approximately 12.3% of the issued and outstanding shares of PMI's common stock (see "Related Transactions" below).

     RONALD E. BITONTI is Chairman of the Benefits Committee for the VEBA and was Chairman of the Reorganized Creditors' Committee formed during the Kaiser Steel Corporation ("KSC") bankruptcy until dissolution of this committee in 1991. From 1985 to 1991, Mr. Bitonti served as International Representative for the United Steelworkers of America. Mr. Bitonti retired from KSC in 1981 and has been a director since November, 1991.

     TODD G. COLE was Chief Executive Officer of CIT Financial Corporation before starting his present career as a consultant and corporate director. From 1992 to 1996 he was managing director of SH&E, Inc., the oldest consulting firm specializing in aviation, in charge of its Miami office. In his consulting role he served as president and chief financial officer of Frontier Airlines, inc., D.I.P. (1986-1989) and vice-chairman of Eastern Air Lines, Inc., D.I.P. (1989-
1991). He serves on the board of directors of Arrow Air, Inc., a certificated all-cargo airline; DR Structured Finance Corp., a special-purpose financing entity; NAC Re Corporation, a property and casualty reinsurer; CapMac Holdings, Inc., a credit enhancement company; Hawaiian Airlines, Inc., a certificated air carrier; and Delta Life Corporation, which specializes in annuity products. Mr. Cole has been a director since November, 1989.

     REYNOLD C. MACDONALD served as Chairman of the Board for Acme Metals Company from 1986 until 1992 and continues with Acme as a member of the board and consultant. From 1983 to 1986, Mr. MacDonald was director of and consultant to Interlake, Inc., a metals fabrication and materials handling company. He retired as Chairman and Chief Executive Officer of Interlake in 1983. He is also a director of ARAMARK Group, Inc. Mr. MacDonald has been a director since November, 1988.

     WILLIAM J. MORGAN is the President, a Director and a major shareholder of Pacholder Associates, Inc. ("PAI "), a registered investment advisor. Mr. Morgan has been with PAI since 1984. Mr. Morgan also serves on the Board of Directors of the following public companies: ICO, Inc. (an oil field service company), USF&G Pacholder Fund, Inc. (a closed end mutual fund), Duckwall-ALCO Stores, Inc. (a discount retail chain), Smith Corona Corp. (office products manufacturer), and Premiumware, Inc. (apparel manufacturer). Mr. Morgan is also the Vice President and a Director of Winton Associates, Inc., a broker/dealer that is a subsidiary of PAI. Mr. Morgan has been a director of the Company since September, 1994.

     CHARLES E. PACKARD has served since 1986 as a member of the Board of Directors, Executive Vice President and Chief Financial Officer for the Arnel Development Company, a real estate investment, development and management company in Costa Mesa, California. Since 1977, Mr. Packard has also served as Vice President and Chief Financial Officer of Arnel Financial, where he supervises the financial and administrative areas of 20 corporate entities, collectively referred to as "Arnel & Affiliates." Mr. Packard also serves on the board of directors of several non-profit organizations. Mr. Packard has been a director since November, 1991.

     THOMAS S. RABONE was engaged in public relations with Barclay and Associates from 1987 to 1993. He is a KSC retiree and a Benefits Committee member of the VEBA. Mr. Rabone was a member of the Retiree Subcommittee of the KSC Creditors' Committee. Currently he is a member of the San Bernardino County School Board of Education. He has been a director since November, 1988.

     LYLE B. STEVENSON is Co-Chairman of the Benefits Committee for the VEBA.
He was also a member of the KSC Reorganized Creditor's Committee and the Retiree Subcommittee of the KSC Creditors' Committee. Mr. Stevenson retired from KSC in 1981 after holding several management positions. He has been a director since November, 1991.

     MARSHALL F. WALLACH has served as President of The Wallach Company, a Denver, Colorado based investment banking firm, since 1984. Prior to forming The Wallach Company, Mr. Wallach managed the corporate finance department and established the mergers and acquisitions department of

Boettcher & Company, a regional investment bank in Denver, Colorado. Mr. Wallach serves on the boards of several non-profit organizations and privately-owned corporations. He has been a director since November, 1991.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has established an Audit Committee, a Human Relations Committee (formerly called the Compensation and Benefits Committee), and a Finance Committee. Ad hoc committees are established from time-to-time by the Board.

     The Audit Committee, currently composed of Messrs. Packard (Chairman), MacDonald and Rabone, generally reviews the activities of the Company's independent accountants and the results of the examination made by these professionals in connection with the Company's financial statements and a review of internal accounting controls. The Audit Committee held two meetings in 1996.

     The Human Relations Committee, which currently is composed of Messrs. Stevenson (Chairman), Bitonti, and Cole has general responsibility for all employee compensation and benefit matters, including recommendations to the full Board on compensation arrangements of officers and directors, benefit plans and stock option and other stock related grants. The Human Relations Committee held three meetings in 1996.

     At its June 17, 1996 meeting, the Board of Directors dissolved the Long Range Planning and Finance Committee and formed a Finance Committee, currently composed of Messrs. MacDonald, Morgan and Wallach, which held two meetings in 1996.

     The Board does not have a standing committee to nominate candidates to the Board of Directors.

     The Board of Directors held four meetings in 1996. All directors of the Company attended at least 75% of the meetings of the Board and 75% of the meetings of the committees on which they served during 1996.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company receive no fees for serving as directors. All non-employee directors receive a fee of $750 for each Board or Committee meeting attended as well as a $10,000 per year retainer. A non-employee director serving as a Committee Chairman receives an additional $1,000 per year retainer. In accordance with the Bylaws of the Company, director compensation is established periodically by resolution of the Board of Directors.

     Under the Kaiser Steel Resources, Inc. 1992 Stock Option Plan ("1992 Plan"), each person elected as a director of the Company at the July 13, 1992 Annual Meeting of Stockholders received a non-qualified stock option to purchase 5,000 shares of the Company's common stock at a price of $9.20 per share, the fair market value as of that date. During the 1992 Plan term, any non-employee upon his first election to the Board also received a non-qualified stock option to purchase 5,000 shares of the Company's common stock at the fair market value as of the date of such person's election. In addition, each non-employee director at the first board meeting after an annual meeting of stockholders, is eligible to receive a non-qualified option to purchase 1,500 shares of the Company's common stock at the fair market value as of such date.

     The Kaiser Ventures Inc. 1995 Stock Plan ("Plan") was adopted by the Board of Directors in April, 1995, and approved by the stockholders at the 1995 annual stockholders' meeting. The Plan was amended in June, 1996. The Plan provides for the grant of options to directors of the Company on the same terms as provided in the 1992 Plan. Accordingly, any non-employee individual first elected or appointed to the Board during the Plan term will receive a non-qualified stock option to purchase 5,000 shares of the Company's common stock at the fair market value at the time of becoming a director and an annual grant of a non-qualified stock option to purchase 1,500 shares at fair market value. Thus, each non-employee director completing at least six months in office after the 1997 Annual Meeting will receive a non-qualified stock option to purchase 1,500 shares of the Company's common stock at the fair market value as of the date of the Annual Meeting.

     The following table summarizes the annual director stock option grants since January 1, 1994:


                 GRANT DATE             FAIR MARKET VALUE PER SHARE

                 July 11, 1994                    $11.30
                 June 19, 1995                    $ 7.00
                 June 17, 1996                    $10.50

     The Company does not have a retirement compensation plan for non-employee directors.

                 BIOGRAPHICAL INFORMATION ON EXECUTIVE OFFICERS

  The current executive officers of the Company are:


         NAME            AGE                 POSITION WITH THE COMPANY
         ----            ---                 -------------------------
Richard E. Stoddard       46   Chairman of the Board and Chief Executive Officer

Gerald A. Fawcett         64   President and Chief Operating Officer

James F. Verhey           49   Sr. Vice President-Finance and Chief Financial Officer

Lee R. Redmond, III       44   Sr. Vice President-Real Estate

Terry L. Cook             41   Sr. Vice President, General Counsel and Corporate
                                Secretary

Pamela M. Catlett         31   Vice President-Corporate Relations

     RICHARD E. STODDARD was appointed Chief Executive Officer of the Company in June, 1988 and continued in such position until January, 1994. He was re-appointed Chief Executive Officer in January, 1996. Mr. Stoddard has served as Chairman of the Board of the Company since November, 1988. In addition, he serves on the Board of Directors and Executive Committee of Mine Reclamation Corporation. Prior to joining the Company in 1988, he was an attorney in private practice in Denver, Colorado. Mr. Stoddard was an ex-officio member of the Board from November, 1988 until his election as a Director in November, 1991. Mr. Stoddard also serves on the Board of Directors of Penske Motorsports, Inc.("PMI"). The Company currently owns approximately 12.3% of the issued and outstanding shares of PMI's common stock (see "Related Transactions" below).

     GERALD A. FAWCETT was appointed Executive Vice President of the Company in September, 1989, and was appointed as President and Chief Operating Officer in January, 1996. He also currently serves as President of Kaiser Eagle Mountain, Inc., a wholly-owned subsidiary of the Company, serves on the Board of Directors and Executive Committee of Mine Reclamation Corporation and is Vice Chairman of the Board of the Inland Valley Federal Credit Union. Mr. Fawcett formerly was a division superintendent with KSC and a past national director of the Association of Iron and Steel Engineers. Mr. Fawcett operated a consulting business serving domestic and international steel industry clients from 1983 until rejoining Kaiser in June, 1988 as Senior Vice President, Corporate Development.

     JAMES F. VERHEY joined the Company and was appointed Vice President-Finance and Chief Financial Officer in August, 1993 and appointed Senior Vice President-Finance in January, 1996. In addition to his duties with the Company, Mr. Verhey was appointed Vice President of Finance and Chief Financial Officer of Mine Reclamation Corporation in February, 1995. From July, 1992 to joining the Company, Mr. Verhey was the Chief Financial Officer of OESI Power Corp., a Portland, Oregon based geothermal company. From June, 1991 to July, 1992, Mr. Verhey served as President of Mithryn Energy, Inc. From August, 1987 to June, 1991, Mr. Verhey was President of two subsidiaries of Luz International, Ltd. ("Luz"), a developer of large-scale solar electric generating stations. Both Luz and the two subsidiaries filed voluntary petitions in bankruptcy under Chapter 11 after Mr. Verhey left the companies. Both filings were ultimately converted to Chapter 7 liquidations. Luz and its subsidiaries have no relationship with the Company. Mr. Verhey is a certified public accountant and spent several years with Price Waterhouse in Los Angeles, California.

     LEE R. REDMOND joined the Company and was appointed Vice President - Real Estate for the Company in June, 1994 and was appointed Senior Vice President-Real Estate in January, 1996. Prior to joining the Company, Mr. Redmond was in charge of Birtcher Real Estate, Ltd's Riverside office as a principal. Birtcher is a major U.S. real estate development, construction and investment firm. In that position Mr. Redmond developed and managed substantial industrial and office space. Before joining Birtcher in 1989, Mr. Redmond was regional director of the Inland Empire for O'Donnell, Armstrong & Partners of Irvine, California, a regional real estate developer. At O'Donnell he was responsible for all land acquisitions and development in the California counties of Riverside and San Bernardino. He is also a member of several national and local professional and economic development organizations.

     TERRY L. COOK joined the Company and was appointed General Counsel and Corporate Secretary in August, 1993 and became a Senior Vice President in January, 1996. Mr. Cook was appointed General Counsel and Corporation Secretary of Mine Reclamation Corporation in February, 1995. Prior to joining the Company, Mr. Cook was a partner in the Denver office of the national law firm McKenna & Cuneo specializing in business, corporate and securities matters. Prior to his joining McKenna & Cuneo in July, 1988, Mr. Cook was an attorney in private practice as a partner in a Denver, Colorado law firm.

     PAMELA M. CATLETT became Vice President-Corporate Relations for the Company in January, 1996. Prior to such position, since December, 1992 she was the Company's Director of Investor and Community Relations. Prior to joining the Company from 1987 to 1992 she was the manager of corporate communications for Willdan Associates, a California-based municipal engineering and planning firm.



                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending December 31, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued to those years, to the Company's President and Chief Executive Officer, and to each of the five other most highly compensated executive officers of the Company in office at the end of fiscal year 1996, whose total cash compensation exceeded $100,000 during fiscal year 1996 (the "Named Executive Officers") in all capacities in which they served:

                           Summary Compensation Table
                           --------------------------


                                                                                   Long Term Compensation
                                                                          -------------------------------------
                                            Annual Compensation                       Awards            Payouts
                              ---------------------------------------------------------------------------------
                                                                    Other
                                                                   Annual    Restricted    Securities              All Other
           Name and                                                Compen-      Stock      Underlying    LTIP       Compen-
      Principal Position         Year   Salary/(1)/   Bonus/(2)/   sation    Awards/(3)/    Options     Payouts   sation/(4)/
------------------------------   ----   -----------   ----------   -------   -----------   ----------   -------   -----------
Richard E.  Stoddard             1996    $280,000       $123,200      $0         $81,067      200,000      $0         $42,759
Chairman of the Board            1995    $273,333       $ 80,200      $0         $40,100       33,000      $0         $24,432
and CEO                          1994    $200,000       $ 40,000      $0         $40,000       32,000      $0         $26,358

Gerald A. Fawcett                1996    $200,000       $ 88,000      $0         $69,333       40,000      $0         $20,174
President and                    1995    $104,000       $      0      $0         $     0       10,000      $0         $ 8,672
Chief Operating Officer          1994    $ 75,000       $ 25,000      $0         $     0       11,000      $0         $11,657

James F. Verhey                  1996    $155,000       $ 68,200      $0         $42,733      100,000      $0         $18,772
Sr. Vice President-Finance       1995    $135,000       $ 40,000      $0         $20,000       25,000      $0         $18,382
& CFO                            1994    $120,000       $ 50,000      $0         $     0       15,000      $0         $ 4,505

Lee R. Redmond, III              1996    $155,000       $ 68,200      $0         $42,733      100,000      $0         $ 8,294
Sr. Vice President-Real          1995    $135,000       $ 40,000      $0         $20,000       25,000      $0         $ 7,643
Estate                           1994    $ 80,446       $ 25,000      $0         $     0       30,000      $0         $     0

Terry L. Cook                    1996    $155,000       $ 68,200      $0         $42,733      100,000      $0         $18,772
Sr. Vice President, General      1995    $135,000       $ 60,000      $0         $20,000       25,000      $0         $18,932
Counsel and Secretary            1994    $115,000       $ 55,000      $0         $     0       17,000      $0         $ 4,328

(1) A portion of the salary for each executive officer for 1996 was in the form of restricted stock subject to vesting requirements imposed by the Board of Directors. The restricted stock portion of an officer's salary is also included in the "Restricted Stock Awards" column above, together with the portion of each officer's bonus received as restricted stock.

(2)  Bonuses are paid in January for the preceding calendar year.

(3) Restricted stock, subject to vesting, was granted to Mr. Stoddard in January, 1995, and to Messrs. Stoddard, Fawcett, Verhey, Redmond and Cook in January, 1996 and January, 1997, as part of their respective bonuses for the preceding calendar. These stock awards are being reported in 1994, 1995 and 1996, as applicable, as it was a reflection of the Board's determination of the executive's compensation for the calendar year preceding the grant. This column also includes the value of restricted stock received as a part of an officer's salary for 1996.

(4) Officers of the Company are eligible to participate in the Company's 401(k) Savings Plan ("Savings Plan"). During 1996, the Company made contributions of $42,759 to the Savings Plan for the account of Mr. Stoddard, $20,174 for the account of Mr. Fawcett, $18,772 for the accounts of Messrs. Verhey and Cook, and $8,294 for the account of Mr. Redmond.

  Daniel N. Larson resigned as President and Chief Executive Officer of the Company effective January 3, 1996. Because Mr. Larson received no reportable compensation in 1996, he is not included in the Summary Compensation Table. All severance and other compensation for Mr. Larson were reported in the Summary Compensation Table in the Proxy Statement for the June 17, 1996 Annual Stockholders' Meeting.

                             Option Grants in 1996
                             ---------------------


  The following table summarizes option grants under the Company's the 1995 Stock Plan, as amended, the stock option plan in effect at the time of grant, made during the fiscal year ended December 31, 1996, to the executive officers named in the Summary Compensation Table:



                          Number of
                         Securities      % of Total
                         Underlying       Options
                           Options        Granted       Exercise    Expiration       Grant Date
Name                       Granted      to Employees      Price        Date      Present Value/(1)/
----                     -----------   --------------   ---------   ----------   -------------------
                             (#)            (%)          ($/SH)                          ($)
Richard E. Stoddard          50,000             8.0%       12.00      01/15/06          133,000
                            150,000            23.9%       10.50      06/17/06          460,500

Gerald A. Fawcett            10,000             1.6%       12.00      01/15/06           26,600
                             30,000             4.8%       10.50      06/17/06           60,000

James F. Verhey              25,000             4.0%       12.00      01/15/06           66,500
                             75,000            12.0%       10.50      06/17/06          230,250

Lee R. Redmond, III          25,000             4.0%       12.00      01/15/06           66,500
                             75,000            12.0%       10.50      06/17/06          230,250

Terry L. Cook                25,000             4.0%       12.00      01/15/06           66,500
                             75,000            12.0%       10.50      06/17/06          230,250


(1) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following weighted average assumptions were made for purposes of calculating the Grant Date Present Value: option term is 2.67 years; volatility at .254, dividend yield at 0% and interest rate at 5.74%. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.


                      Aggregated Option Exercises in 1996
                      -----------------------------------
                     and Option Values at December 31, 1996
                     --------------------------------------

     The following table summarizes options exercised during the fiscal year ended December 31, 1996, by the executive officers named in the Summary Compensation Table, and the value of their unexercised options as of December 1996:


                                                                                                Value of Unexercised
                                                                 Number of Unexercised          In-the-Money Options
                          Shares Acquired on                     Options at 12/31/96                at 12/31/96
Name                         Exercise         Value Realized   Exercisable/Unexercisable   Exercisable/Unexercisable/(1)/
----                         --------         --------------   -------------------------   ------------------------------
Richard E. Stoddard              0                  $0             198,125/281,875                   860,000/33,000

Gerald A. Fawcett                0                  $0               70,000/63,333                   108,000/10,000

James F. Verhey                  0                  $0              35,416/134,584                    50,000/25,000

Lee R. Redmond, III              0                  $0              24,166/130,834                    50,000/25,000

Terry L. Cook                    0                  $0              34,791/135,209                    50,000/25,000

(1) Stock price as of December 31, 1996 was $8.813 per share (average of bid and ask prices)

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS


     Effective January 15, 1996, the Company entered into new employment contracts with Mr. Stoddard and Mr. Fawcett recognizing the realignment of the roles and duties between Mr. Stoddard and Mr. Fawcett. Mr. Stoddard resumed the duties and the responsibilities of Chief Executive Officer and Mr. Fawcett assumed the responsibilities of President and Chief Operating Officer of the Company.

     Mr. Stoddard is employed pursuant to a contract which provides for the continuation of his employment through January 15, 1999. The agreement provides for an annual base salary of $280,000 adjusted annually by the annual increase in the consumer price index. Mr. Stoddard has agreed to accept up to $40,000 of his annual base salary in restricted common stock vesting over the period of time established by the Board of Directors. In accordance with his past and current employment agreements, and based upon the attainment of certain criteria, Mr. Stoddard may be awarded annual bonuses based upon his then-existing salary. His base salary and bonuses may be a combination of cash and restricted stock shares.

     Mr. Fawcett is employed pursuant to a contract which provides for the continuation of his employment through January 15, 1998, the agreement provides for an annual base salary of $200,000 adjusted annually by the annual increase in the consumer price index. Mr. Fawcett has agreed to accept up to $40,000 of his annual base salary in restricted common stock. Based upon the attainment of certain criteria, Mr. Fawcett may be awarded annual bonuses based upon his then-existing salary.

    Effective as of June 17, 1996, Messrs. Cook, Verhey and Redmond entered into new employment agreements with the Company. Annual base salaries of $155,000, $20,000 of which was in the form of restricted stock, were paid to each of Messrs. Cook, Verhey and Redmond, in 1996. Subject to the payment of severance compensation, the employment of Messrs. Cook, Verhey and Redmond can be terminated at any time without cause. In accordance with their employment agreement they each may be awarded annual bonuses based on their then existing salaries.

     In summary, under the terms of their respective past and current employment contracts, each executive officer, in the event of a certain "material change", including a change of control, pursuant to or in anticipation which the executive officer is terminated, is eligible to have the Company pay him an amount equal to one year's then-current salary plus his average annual bonus, payable in one lump sum or, at his option, over such period as he may determine, and have the Company continue to pay his benefits for one year. Should the Company terminate his employment without cause, and a material change has not occurred, the Company will pay to the terminated executive an amount equal to one year's then-current salary. Should an executive officer voluntarily terminate his employment, the Company will not be obligated to pay him any additional compensation, other than the compensation due and owing up to the date of termination.

    A "material change" involving the Company is defined in each executive employment agreement. A "material change" is typically defined as the following: (a) any sale, merger or other acquisition of all or substantially all of the Company with or by another entity where the shareholders of the Company at the time of the sale, merger or other acquisition do not own or control at least 51% of the voting power of such entity immediately after the time of the sale, merger or other acquisition; (b) any acquisition of common stock by a person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934), resulting in the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by that person or group of more than (i) 25% of the capital stock of the Company accompanied by a change of more than 50% of the directors of the company within one year after such event; (ii) 35% of the capital stock of the Company with or without such change; or (c) a distribution to any one or more shareholders of the Company of an aggregate of net assets with a cumulative value that exceeds the greater of (i) $20,000,000 or (ii) 20% of the net equity of the Company at the time of the distribution (whether by dividend or repurchase of stock).

    Under the terms of the employment agreement with each executive officer, the Company may grant stock options and other stock-related incentives from time-to-time to an executive officer.

RELATED TRANSACTIONS

     The Company, as a result of the Organization Agreement dated November 22, 1995 between PMI, PSH Corp., and the Company, as amended (the "Organization Agreement"), entered into various agreements with PMI, in connection with the acquisition of property for the California Speedway, a motorsports facility.
The Company currently owns approximately 12.3% of the issued and outstanding shares of PMI's common stock. Pursuant to such agreements: (i) the Company and PMI agreed to cause certain services to be provided to each other, including the Company providing sewer treatment services for the California Speedway; (ii) PMI agreed to reimburse the Company for certain costs incurred in the preparation of the site of the California Speedway; (iii) the Company agreed to indemnify Michigan International Speedway, Inc. and The California Speedway Corporation, subsidiaries of PMI, against certain environmental liabilities; (iv) the Company, PSH Corp., and PMI entered into a Shareholder Agreement; and (v) PMI agreed to reimburse the Company, among others, for certain pre-development expenses incurred by the Company and others in connection with the California Speedway.

     Pursuant to the Shareholders Agreement, as amended, should PSH Corp. desire to transfer any shares of capital stock of PMI for consideration to an unrelated third party, PSH Corp. must first offer such shares to the Company on the same terms and conditions as in the proposed transfer. The Shareholders Agreement also provides that if the Company desires to transfer any shares of capital stock of PMI for consideration to an unrelated third party, the Company must first offer such shares to PSH Corp., at a price equal to the average closing price of PMI's shares on Nasdaq's National Market for the previous thirty trading days. If the non-transferring party is PSH Corp., then International Speedway Corporation ("ISC"), a major shareholder in PSH Corp. has the right to purchase such shares on the same terms and conditions as the proposed transfer. If ISC elects not to purchase such shares, then PSH Corp. has the right to purchase such shares on the same terms and conditions as the proposed transfer. In either case, if the non-transferring party elects not to purchase such shares, then the transferring party may transfer its shares to the unrelated third party. Under certain circumstances, the Company may distribute a portion of the shares of PMI's common stock that it owns to its shareholders, free from the right of first refusal. In addition, pursuant to a Registration Rights Agreement between the Company and PMI, PMI has granted incidental registration rights to the Company, subject to certain limitations, each time PMI files a registration statement in connection with the sale of its common stock.

     The Organization Agreement also grants to PMI a right of first refusal to participate in any transaction or opportunity that directly relates to the conduct or ownership of a motorsports complex that may come to PSH Corp., the Company, or an affiliate of either, excluding ISC and its affiliates.

     In December, 1996, the Company sold to a subsidiary of PMI, The California Speedway Corporation, approximately 54 (net) acres of property contiguous to the California Speedway. The total purchase price paid was $13,352,170, of which $5,000,000 was paid in cash. The remaining $8,352,170 was paid through the issuance by PMI of 254,298 shares of its common stock. In addition, PMI granted to the Company limited demand rights which enable the Company to demand registration of the shares of common stock held by the Company. The demand registration rights are subject to various conditions, including a right of first refusal in favor of PSH Corp., and the registration rights can only be exercised by a secured lender of the Company who holds the Company's shares as a result of foreclosure. The terms of the sale were, in management's judgment, no less favorable than terms which would have been negotiated with an independent third party.

                    REPORT OF THE HUMAN RELATIONS COMMITTEE


COMPENSATION PHILOSOPHY

     It is the goal of the Human Relations Committee, previously called the Compensation & Benefits Committee (the "Committee"), to establish compensation packages for the Company's executive officers that will enable the Company to attract and retain highly competent, highly motivated individuals to serve as the Company's executive officers. It is also the goal of the Committee to design these compensation packages so as to further the overall corporate goal of providing maximum return to shareholders. Accordingly, the Company's compensation program is designed to link in large part an executive's total compensation to the performance of the Company. Except as otherwise noted, the compensation philosophy first adopted and implemented by the Committee in 1994 is being continued in 1997.

     In keeping with these two broad goals, the Committee structures compensation packages for all executive officers, including the Chief Executive Officer, with three components:


    . BASE SALARY

      Base salary is cash and restricted stock compensation in amounts competitive with similar compensation in peer companies. This element provides a stable base for the other two compensation components, both of which are designed to reward performance and create longer-term incentives which are tied more closely to the maximization of shareholder value.

    . ANNUAL CASH AND RESTRICTED STOCK BONUS

      Early in each year, the Board of Directors establishes a list of identified corporate objectives for the year. In addition, personal objectives are established for each executive officer for the year. Annual cash and stock bonuses reward individual executive officers for their respective contribution in attaining the Company's objectives for the year and in achieving their respective personal objectives. In addition, the Committee also considers the other measures of performance described below.

    . LONG TERM INCENTIVE COMPENSATION

      This compensation component consists of stock option grants based upon corporate and individual performance (except as incentives to accept offers of employment), with the value and exercisability of the options dependent upon continued service to the Company and increases in the market price of the Company's common stock. Through the use of stock option programs, the Company seeks to create long-term incentives for its executive officers that reward them only if shareholder value increases.

MEASURES OF PERFORMANCE

     The Committee adopted for 1996 specific criteria to measure executive performance and for the purpose of determining annual bonuses, if any. These criteria and their relative weights, assuming a full bonus were earned, are: (1) the Company's income before taxes - 20%; (2) stock price appreciation -20%; (3) accomplishment of major 1996 corporate objectives - 40%; and (4) accomplishment of major 1996 individual executive officer objectives - 20%. In the opinion of the Committee, all the criteria were satisfied in 1996 except for an increase in the Company's stock price by 20% over the previous year. Accordingly, a bonus in the amount of 44% of an executive officer's base salary was awarded for 1996. As noted below, while the bonus is for 1996 performance, it was actually approved and paid in January, 1997. Two thirds of the bonus for 1996 was awarded in cash and one third in restricted stock vesting over two years, subject to acceleration upon the occurrence of certain events. The Committee adopted the same objective performance criteria for 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 1996

     Richard E. Stoddard reassumed the duties of Chief Executive Officer in January, 1996. Mr. Stoddard was already serving as Chairman of the Board of Directors of the Company at the time of his appointment as Chief Executive Officer. As described elsewhere in this proxy statement, Mr. Stoddard received a base salary of $280,000 in 1996. Consistent with the evaluation of the other executive officers of the Company and his achievements, the Committee awarded to Mr. Stoddard a $123,200 bonus for 1996. Two thirds of this bonus was payable in cash and one third in restricted stock vesting.

IMPLEMENTATION OF COMPENSATION PHILOSOPHY

     The Company has employed, on a regular basis, third-party consultants on executive officer compensation. The Company again retained a third party consultant in 1996 for employment related matters. These consultants have provided comparative information which can be utilized in establishing appropriate base salary levels, annual bonus target ranges for all executive officers, including the Chief Executive Officer, and material employment terms. They have also served in identifying appropriate levels of management participation in equity ownership of the Company as compared to peer companies, thus allowing the Committee to establish the size of stock option grants on a more meaningful basis. Equity participation levels were identified for the Chief Executive Officer, for each of the other executive officers, and for all executive officers as a group. Stock option grants are normally made at fair market value as of the date of the grant, although the Committee may also grant options at below fair market value under unusual circumstances.

     Cash and restricted stock bonuses for 1996 (actually paid in January, 1997) were determined based upon the performance criteria described under "Measures of Performance" above and the Committee's determination of each individual's performance with respect to such criteria.

     In January of 1993, the Committee implemented the second facet of its long-term incentive compensation strategy by granting stock options to its then existing three executive officers. When Messrs. Verhey and Cook joined the Company in 1993 and when Mr. Redmond joined the Company in 1994, they were also granted stock options. In January, 1994, 1995 and again in January, 1996, stock options were granted to the Company's executive officers as part of the Company's compensation planning.

     To increase their potential equity ownership in the Company and as a means to further encourage performance, in June, 1996, additional stock options were granted to the Company's executive officers as part of the 1996 compensation review and planning, as shown on the Option Grants in 1996 table above. Mr. Stoddard was granted options to purchase at fair market value as of the date of the grant 150,000 shares, with vesting and exercisability of the options tied to his continued employment with the Company. Mr. Fawcett was granted an option to purchase at fair market value as of the date of the grant 30,000 shares, with exercisability generally tied to continued employment with the Company. Mr. Fawcett was granted an option to purchase at fair market value as of the date of the grant 30,000 shares, with exercisability generally tied to continued employment with the Company. Messrs. Verhey, Redmond and Cook were each granted options to purchase at fair market value as of the date of the grant 75,000 shares. The vesting and exercise of such options is generally also tied to continued employment with the Company. However, the occurrence of a "material change" will accelerate the vesting of these options.

     The Committee is continuing to evaluate what policy the Company should adopt and implement with respect to the $1,000,000 compensation deduction cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. While the highest annual salary and bonus that is currently paid to an executive of the Company is well below $1,000,000, because the ultimate value of the stock options or other stock related incentives granted to executive officers is unknown, the Committee will consider if it is necessary or appropriate to implement a policy that addresses the compensation cap and the deductibility of any compensation that may exceed such cap.

     The Committee achieves implementation of the Company's executive officer compensation philosophy through detailed recommendations to the full Board of Directors. Executive officers who are also directors do not vote on executive officer compensation matters. No executive officer serves on the Committee.

     Lyle B. Stevenson, Chairman
     Ronald E. Bitonti
     Todd G. Cole

       TOTAL CUMULATIVE FIVE-YEAR RETURN ON COMPANY STOCK COMPARED TO PEER GROUP
                           AND TO BROAD MARKET INDEX

   Set forth below is a chart comparing total cumulative return (assuming a $100 investment and reinvestment of dividends, if any) for: (i) the Company, (ii) a peer group/1/, and (iii) the NASDAQ Market Index (U.S.). The chart covers the period from December 31, 1991 to the end of the Company's 1996 fiscal year (calendar year).

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               AMONG KAISER VENTURES INC., NASDAQ STOCK MARKET
                         (US COMPANIES) AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           KAISER         NASDAQ STOCK
(Fiscal Year Covered)        VENTURES       MARKET        PEER GROUP
-------------------          --------       ------------  ----------
Measurement Pt-12/31/91      $100           $100          $100
FYE 12/31/92                 $ 77.8         $116.4        $ 94.2
FYE 12/31/93                 $ 97.2         $133.6        $ 66.8
FYE 12/31/94                 $ 34.7         $130.6        $ 68.5
FYE 12/31/95                 $ 72.2         $184.7        $ 78.0
FYE 12/31/96                 $ 50.0         $227.2        $ 83.2

Notes:

   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 12/31/91.

---------------

/1/ The peer group comprises the same companies which were included in the "Pollution Control" Industry Index in 1992, which index is no longer being published. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. A company which was included in the 1992 "Pollution Control" Industry Index, Environment Holding, Inc. is no longer in business and was excluded from the peer group. The members of the peer group are as follows:

     Air & Water Technologies Corp.             OHM Corp.
     Thermo Process Systems Inc.                Versar Inc.
     Safety Kleen Corp.                         Allwaste Inc.
     Browning Ferris Inds Inc.                  Western Waste Inds.
     International Technology Corp.             Waste Management Intl. Plc
     Sanifill Inc.                              Chemical Waste Mgmt Inc.
     Attwoods Plc                               American Waste Services Inc.
     3 C I Complete Compliance Corp.            Laidlaw Inc.
     ECI Environmental Inc.                     WMX Technologies Inc.
     Kimmins Environmental Services Corp.       Riedel Environmental Techs Inc.
     Lehigh Group Inc.                          TRC Companies Inc.
     Mid-American Waste Systems Inc.            Chambers Development Inc.
     North American Recycling Systems Inc.

       TOTAL CUMULATIVE RETURN ON COMPANY STOCK SINCE INCEPTION OF TRADING
             COMPARED TO PEER GROUP AND TO BROAD MARKET INDEX

   As supplemental information, set forth below is a chart comparing total cumulative return (assuming a $100 investment and reinvestment of dividends, if any) for: (i) the Company, (ii) a peer group/1/, and (iii) the NASDAQ Market Index (U.S.). The chart covers the period from the time the Company's stock began trading to the end of the Company's 1996 fiscal year (calendar year).

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                       SINCE INCEPTION OF TRADING AMONG
                  KAISER VENTURES INC., NASDAQ STOCK MARKET
                        (US COMPANIES) AND PEER GROUP


                        PERFORMANCE GRAPH APPEARS HERE

                                            NASDAQ          SELF-
Measurement Period           KAISER         STOCK MARKET    DETERMINED
(Fiscal Year Covered)        VENTURES INC.  (US COMPANIES)  PEER GROUP
-------------------          -------------  --------------  ----------
Measurement Pt-  10/16/90    $100           $100            $100
FYE   12/31/91               $514.3         $186.4          $120.2
FYE   12/31/92               $400.0         $216.9          $113.2
FYE   12/30/94               $178.6         $243.4          $82.3
FYE   12/29/95               $371.4         $344.2          $93.7
FYE   12/31/96               $257.1         $423.3          $100.0

NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.  The index level for all series was set to $100.0 on 10/16/90.

---------------
/1/ The peer group comprises the same companies which were included in the "Pollution Control" Industry Index in 1992, which index is no longer being published. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. A company which was included in the 1992 "Pollution Control" Industry Index, Environment Holding, Inc. is no longer in business and was excluded from the peer group. The members of the peer group are as follows:

     Air & Water Technologies Corp.             OHM Corp.
     Thermo Process Systems Inc.                Versar Inc.
     Safety Kleen Corp.                         Allwaste Inc.
     Browning Ferris Inds Inc.                  Western Waste Inds.
     International Technology Corp.             Waste Management Intl. Plc
     Sanifill Inc.                              Chemical Waste Mgmt Inc.
     Attwoods Plc                               American Waste Services Inc.
     3 C I Complete Compliance Corp.            Laidlaw Inc.
     ECI Environmental Inc.                     WMX Technologies Inc.
     Kimmins Environmental Services Corp.       Riedel Environmental Techs Inc.
     Lehigh Group Inc.                          TRC Companies Inc.
     Mid-American Waste Systems Inc.            Chambers Development Inc.
     North American Recycling Systems Inc.

                         OTHER MATTERS AND INFORMATION


     Ernst & Young LLP served as independent auditors for the Company during the year ended December 31, 1996. The Company expects a representative of Ernst & Young LLP to be present at the annual meeting and to be available to respond to appropriate questions.

     Any stockholder desiring to submit a proposal for consideration at the 1998 Annual Meeting of Stockholders must make such submission to the Company at its principal place of business on or before December 31,1997.

     The cost of soliciting proxies, including the cost of preparing, assembling and distributing the proxies and solicitation material, as well as the cost of forwarding the material to the beneficial owners of the stock, will be paid by the Company. Directors, officers and other employees of the Company may, without compensation, other than regular remuneration, solicit proxies personally or by telephone.

     The Company knows of no other matters to be submitted at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their best judgment.



                                 ANNUAL REPORT

     A copy of the Company's annual report to stockholders for the year ended December 31, 1996, is being mailed to each stockholder with this Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ Terry L. Cook
                               Terry L. Cook
                               Secretary


Dated:  May 6, 1997

PROXY                                             PROXY
                             KAISER VENTURES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING JUNE 23, 1997

    THE UNDERSIGNED HEREBY APPOINTS RICHARD E. STODDARD AND GERALD A. FAWCETT, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE SHARES OF COMMON STOCK OF KAISER VENTURES INC. HELD OF RECORD BY THE UNDERSIGNED ON APRIL 25, 1997, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 1997, OR ANY ADJOURNMENT THEREOF. THE ABOVE PROXIES ARE HEREBY INSTRUCTED TO VOTE AS SHOWN ON THE REVERSE SIDE OF THIS CARD.

    UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS. THE SHARES WILL BE VOTED AT THE DISCRETION OF THE ABOVE-NAMED PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

 PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                    KAISER VENTURES INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1. ELECTION OF DIRECTORS--Nominees:           For    Withheld  For All
   Ronald E. Bitonti, Todd G. Cole,           All      All     Except
   Reynold C. MacDonald, William J. Morgan,   [_]      [_]       [_]
   Lyle B. Stevenson, Charles E. Packard,
   Thomas S. Rabone, Richard E. Stoddard
   and Marshall F. Wallach.

Vote withheld from the following nominee(s)
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THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY DIRECTION IS MADE, THIS
PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED UNDER ITEM (1).

Dated: _________________________________________________________________ , 1997

Signature(s)___________________________________________________________________

-------------------------------------------------------------------------------

IMPORTANT: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, ADD SUCH TITLE TO YOUR SIGNATURE.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE AND SIGN EACH CARD AND RETURN ALL PROXY CARDS IN THE ENCLOSED ENVELOPE.